Registration No. 333-251459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	8200	27-1933597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

276 Fifth Avenue, Suite 505

New York, New York 10001

(646) 448-5144

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Mathews

Chief Executive Officer

276 Fifth Avenue, Suite 505

New York, New York 10001

(646) 448-5144

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Harris, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305, Palm Beach Gardens, Florida 33410

(561) 686-3307

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offering only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (5)
Common Stock, par value $0.001 per share	‒	‒
Preferred Stock, par value $0.001 per share	‒	‒
Debt Securities	‒	‒
Warrants	‒	‒
Units (4)	‒	‒
Total	$117,871,840.13	$12,859.82

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933 (the “Securities Act”), the securities registered pursuant to this Registration Statement include unsold securities previously registered by the registrant on its Registration Statement on Form S-3 (File No. 333-224230), filed with the Securities and Exchange Commission on April 11, 2018 and declared effective on April 18, 2018 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock and preferred stock, an indeterminate number of debt securities, an indeterminate number of warrants to purchase common stock and an indeterminate number of units, having an aggregate offering price of $60,000,000, a portion of which remain unsold as of the date of filing of this Registration Statement (the “Unsold Securities”). This Registration Statement includes the Unsold Securities under the Prior Registration Statement with an aggregate offering price of $7,128,159.87. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $887.46 relating to the Unsold Securities under the Prior Registration Statement will continue to be applied to the Unsold Securities registered pursuant to this Registration Statement. The registrant is also registering new securities on this Registration Statement with an aggregate initial offering price of $117,871,840.13 (the “New Securities”), which aggregate offering price is not specified as to each class of security. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, which together with the Unsold Securities, shall have an aggregate initial offering price not to exceed $125,000,000 (the “Securities”). The Securities registered hereunder also include such indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)

The proposed maximum offering price per share will be determined from time to time by the registrant in connection with the issuance by the registrant of the Securities registered hereunder. Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act.

(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities and warrants.

(5)

Calculated pursuant to Rule 457(o) of the rules and regulations of the Securities Act. The filing fee of $887.46 relating to the Unsold Securities under the Prior Registration Statement was previously paid and will continue to be applied to such Unsold Securities. See also footnote (1) above. A filing fee of $12,682.80 with respect to the New Securities was paid upon the initial filing of this Registration Statement on December 18, 2020. An additional filing fee of $177.02 is being paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-251459) of Aspen Group, Inc., filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2020 (the “Registration Statement”), is being filed in order to update the amount of the Unsold Securities covered by the prior registration statement on Form S-3 (File No. 333-224230), filed with the Commission on April 11, 2018 and declared effective on April 18, 2018 (the “Prior Registration Statement”), which Unsold Securities are to be included on this Registration Statement pursuant to Rule 415(a)(6). The aggregate offering price of the Unsold Securities referenced in footnote (1) to the “Calculation of Registration Fee” table is being decreased from $8,750,646 to $7,128,159.87, and the amounts included in the “Proposed Maximum Aggregate Offering Price” and “Amount of Registration Fee” columns and referenced in footnotes (1) and (5) are being adjusted accordingly.

In addition, the Exhibit Index included in Part II. Item 16 of the Registration Statement is hereby amended and restated in its entirety, and this Amendment includes the updated consent of Salberg & Company, P.A. filed as Exhibit 23.1.

Except as described above, no other changes have been made to the Registration Statement, and accordingly the prospectus included in Part I of the Registration Statement, and all items of Part II, other than Item 16, have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K filed July 9, 2019)^
3.2	Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q filed on March 15, 2018)^
4.1	Form of Specimen Certificate Representing Common Stock^
4.2	Form of Certificate of Designation of Preferred Stock*
4.3	Form of Specimen Certificate Representing Preferred Stock*
4.4	Form of Warrant Agreement*
4.5	Form of Warrant*
4.6	Form of Indenture^
4.7	Form of Debt Security*
4.8	Form of Unit Agreement*
5.1	Legal Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.^
23.1	Consent of Salberg & Company, P.A.**
23.2	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)^
25.1	Statement of Eligibility of Trustee on Form T-1***

———————

*   To be filed by amendment or by Current Report on Form 8-K.

^   Previously filed.

**  Filed herewith.

*** To be filed prior to any issuance of Debt Securities in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 16, 2021.

ASPEN GROUP, INC.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Michael Mathews	Chief Executive Officer (Principal Executive Officer), Director	March 16, 2021
Michael Mathews

/s/ Robert Alessi	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)	March 16, 2021
Robert Alessi

/s/ Norman D. Dicks	Director	March 16, 2021
Norman D. Dicks

Director
C. James Jensen

/s/ Andrew Kaplan	Director	March 16, 2021
Andrew Kaplan

/s/ Douglas Kass	Director	March 16, 2021
Douglas Kass

/s/ Michael Koehneman	Director	March 16, 2021
Michael Koehneman

/s/ Sanford Rich	Director	March 16, 2021
Sanford Rich